As filed with the Securities and Exchange Commission on October 6, 1998
  Registration No. 33-
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                               JUNIPER GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

       Nevada                                           11-286671
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                       Identification Number)

              111 Great Neck Road, Suite 604, Great Neck, NY 11021
               (Address of principal executive offices) (zip code)

                       Agreements for Consulting Services
                            (Full Title of the Plan)

                             Vlado Paul Hreljanovic
                               JUNIPER GROUP, INC.
                         111 Great Neck Road, Suite 604
                            New York, New York 10022
                                 (516) 829-4670
 (Name, Address and telephone number including area code, of agent for service)

A copy of all communications, including communications sent to the agent for service, should be sent to:

                                  Jack Becker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                            New York, N.Y. 10158-0125
                                 (212) 687-3860


Approximate date of commencement of proposed sale to the public: Upon filing of this registration statement

                         CALCULATION OF REGISTRATION FEE

                                         Proposed           Proposed
Title of                                 Maximum            Minimum               Amount of
Securities to     Amount to be        Offering Price        Aggregate           Registration
be Registered      Registered           Per Share          Offering Price            Fee

Common Stock,
$.001 par value    75,000 shs(1)         $1.00(3)            $ 75,000                 $22.13

$.001 par value    90,000 shs(2)         $1.00(3)            $ 90,000                 $26.55
                                                             --------                 ------
                                Total                        $165,000                 $48.68

-----------------------------

(1) Shares issuable upon exercise of options granted to Jeffrey Mann in consideration of services rendered and to be rendered pursuant to a Consulting Agreement dated June 6, 1998.

(2) Shares issuable upon exercise of options grantd to Terry S. Klein in consideration of services rendered and to be rendered pursuant to a Consulting Agreement dated January 1, 1998.

(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(i) based upon the per share exercise price.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Juniper Group, Inc., a Nevada corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), are incorporated by reference in this registration statement.

(1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

(2) The Company's Quarterly Report on Form 10-QSB for the fiscal quarters ended March 31, 1998 and June 30, 1998;

(3) The Company's Current Reports on Form 8-K for April 1, 1998;

(4)  The Company's current report on Form 8-K for April 28, 1998;

(5)  The Company's current report on Form 8-K for May 19, 1998; and

(6) The description of the Company's common stock, par value $.001 per share (the "Common Stock"), contained in the Company's Registration Statement on Form S-18 (File No. 33-35101-NY) pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         Not applicable - Securities registered under Section 12.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable

Item 6.   Indemnification of Directors and Officers

     Under the Nevada Corporation Law, a corporation's Articles of Incorporation may contain provisions eliminating or limiting the personal liability of a director or officer to the Corporation, or its stockholders for damages for breach of fiduciary duties as a director or officer, except the Corporation must not eliminate or limit liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (b) payment of distributions in violation of the statutes.

     Article 6 of the Registrant's By-Laws provides that the Registrant shall indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by the Nevada General Corporation Law. The Registrant, by appropriate action of its Board of Directors, may indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by the Nevada General Corporation Law.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit No.    Description of Exhibit
-----------    ----------------------

4.1 Consulting Agreement between the Registrant and Jeffrey Mann dated June 6, 1998.

4.2 Consulting Agreement between the Registrant and Terry S.Klein dated January 1, 1998.

5.1            Opinion of Snow Becker Krauss.

23.1           Consent of Snow Becker Krauss (included in Exhibit 5.1 hereto).

23.2           Consent of Goldstein & Ganz, P.C., Certified Public Accountants.

24.1 Powers of Attorney (included on the signature page of this Registration `Statement).

Item 9.     Required Undertakings.

The undersigned Registrant hereby undertakes:

(a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table.


(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Great Neck, State of New York, on October 1, 1998.

                                          JUNIPER GROUP, INC.



                                          By: /s/ Vlado P. Hreljanovic
                                              ------------------------
                                              Vlado P. Hreljanovic
                                              Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Vlado P. Hreljanovic, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying all that said attorney-in-fact and agent or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on October 1, 1998.

      Signature                              Title

/s/Vlado P. Hreljanovic
-----------------------
Vlado P. Hreljanovic                     President, Chief Executive Officer and
                                         Chairman of the Board of Directors
                                         (principal executive officer)

/s/ Peter W. Feldman
--------------------
Peter W. Feldman                         Director


/s/ Harold A. Horowitz
----------------------
Harold A. Horowitz, Esq.                 Director



/s/ Marvin Rostolder                     Director
----------------------
Marvin Rostolder

                                  EXHIBIT INDEX



Exhibit No. Description of Exhibit


4.1 Consulting Agreement between the Registrant and Jeffrey Mann dated June 6, 1998.

4.2 Consulting Agreement between the Registrant and Terry S. Klein dated January 1, 1998.

5.1  Opinion of Snow Becker Krauss.

23.1 Consent of Snow Becker Krauss (included in Exhibit 5.1 hereto).

23.2 Consent of Goldstein & Ganz, P.C., Certified Public Accountants.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

                                                                 EXHIBIT 4.1
                                                                 -----------
                             CONSULTING AGREEMENT

     This Consulting Agreement is made effective this 6th day of June, 1998, by and between Jeffrey Mann ("Consultant"), an individual with offices at 1929 Wingfield Drive, Longwood, FL 32779, and JUNIPER MEDICAL SYSTEMS, INC. ("Client"), a New York corporation, with offices a:111 Great Neck Road, Suite 604, Great Neck 11021.

                                    PREMISES

     A. Client is engaged in the business of securing the services of healthcare professionals, hospitals and medical provider networks in various healthcare disciplines.

     B. Consultant is engaged in the business of securing ancillary healthcare services for physician practices.

     C. Client desires to retain Consultant to perform these services and to compensate Consultant for these services by issuing Consultant options to purchase shares of the parent company, Juniper Group, Inc.' ("Juniper")common stock.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

     1. Engagement of Consultant

     Client hereby retains Consultant to perform the following services:

     A. The acquisition of physician practice  management  organizations and the
development  and  implementation  of  ancillary   healthcare  services  to  such
physician practices.

     2. Compensation.

     A.  As  compensation  for  the  Consulting   Services,   Client  shall  pay
Consultant:

     ( i) Client shall pay Consultant total compensation of $75,000 for the term of this Agreement, which shall be paid in Juniper's Common Stock.

     (ii) Client shall pay Consultant monthly, after the Consultant has rendered the Consulting Services for that month, an irrevocable option to purchase up to twelve thousand five hundred ($12,500) dollars in value of Juniper's Common Stock, par value $0.001 per share. The number of shares issued in each monthly option shall be determined by dividing $12,500 by the average 30 day trading price immediately preceding the issuance of the option. The term of this option to purchase shares of Juniper's Common Stock shall be in full force for a period of five (5) years from the date of this Agreement. If termination occurs for any reason, Consultant's option remains in effect through last date of service.

     B. Consultant shall exercise options by delivering the option price, along with the executed Investment Letter annexed hereto as Exhibit A to Client. Consultant will release such funds to Client upon execution of the Investment Letter and Juniper shall make delivery of Certificates representing the number of shares of common stock exercised.

     C. The granting of the share purchase rights are being made pursuant to a resolution adopted by the Board of Directors of Juniper on even date herewith, which specified that Consultant is to receive the rights to purchase shares in the manner set forth herein.

     D. Juniper shall make immediate delivery of such shares, upon full payment and receipt of a duly executed investment representation letter, provided that if any law or regulation requires Juniper to take any action with respect to the shares specified in such notice before the issuance hereof. The date of such delivery of such shares shall be extended for the period necessary to take such action.

     E. The parties hereto acknowledge that the issuance of Juniper's shares upon the exercise of the share purchase rights hereunder is being made without registration under the Securities Act of 1933, as amended, (the "Securities Act"), or any other state or federal law, that the shares issued upon exercise of the Investment Letter will therefore be "restricted Securities" within the meaning of the Securities Act and Rule 144 promulgated under the Securities Act. All certificates representing the shares issued pursuant to this Agreement, any and all certificates issued in replacement thereof or in exchange therefore, shall bear a legend, in substantially the following form, which Consultant has read and understands:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF JUNIPER.

     F. Proxy

     Consultant agrees that, upon the issuance of Juniper's Shares to the Consultant hereunder upon the exercise of any of the share purchase rights, Consultant shall enter into a Shareholder's Agreement with Vlado P. Hreljanovic (Hreljanovic), a Shareholder of Juniper Group, Inc., substantially in the form of Exhibit "B" hereto, whereby Consultant shall grant to Hreljanovic and irrevocable proxy to vote Consultant's Shares for a period of ( ) years earned by this Agreement, or for so long as Consultant, or any affiliate of Consultant, or any member of Consultant's family owns the Shares. The parties hereby acknowledge that this proxy is coupled with an interest. Nothing contained in this paragraph shall preclude Consultant, in his sole discretion, from the lawful disposition of Shares acquired by him in accordance with this Agreement.

     The Certificate representing the shares will contain the following legend reflecting the foregoing:

     THE VOTE OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY A SHAREHOLDER'S AGREEMENT DATED ___________________ BETWEEN VLADO P. HRELJANOVIC ("VPH") AND JEFFREY MANN ("JM"), INCLUDING AN IRREVOCABLE PROXY TO VOTE THE SHARES GRANTED BY JM TO VPH.

     3. Person Entitled to Exercise.

     The Option can only be exercised by Consultant, Consultants beneficiary or Consultant's estate, and neither this nor any rights hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution. Neither this Option, nor any right hereunder, shall be subject to lien, attachment, execution, or similar process. In the event of any alienation, pledge, or hypothecation, of any other transfer of this Option, or any right hereunder, or in the event of any levy, attachment, execution or similar process, this Option and all rights granted hereunder shall immediately null and void.

     4. Term of Agreement, Extensions and Renewals.

     This Agreement shall have an initial term of six (6) months (the "Term of Agreement") from the date hereon, and shall terminate on December 31, 1998.

     5. Termination of Agreement by the Client.

     Despite anything to the contrary contained in this Agreement hereunder, Client may terminate this Agreement and Client's consulting agreement if any of the following events occur. In the event of such termination, Consultant may exercise any options which have issued for services already rendered, but Consultant is not entitled to any portion of the options which would have been issued for services which had not been performed prior to this termination.

     A. Failure to Follow Instructions. Client can terminate this Agreement in the event Consultant fails to follow Client's instructions. Client must advise Consultant that his actions or inactions are unacceptable and give Consultant a reasonable time to comply. If Consultant fails to comply, or a later time makes the same unacceptable action or inaction, he may be terminated hereunder by Client's service of "Notice of Termination" to Consultant.

     B. Breach of Consultant's Duties. Client can terminate this Agreement if in the sole judgment of the Chief Executive Officer, Consultant's actions or conduct would make it unreasonable to require Client to retain Consultant. Such acts include, but are not limited to, dishonesty, illegal activities, activities harmful to the reputation of the Client, and or activities that create civil or criminal liability for the Client.

     C. Sale of Client's Assets. The sale of substantially all of Client's assets to a single purchaser or group of associated partners.

     D. Termination of Client's Business. Client's bona fide decision to terminate its business and liquidate its assets.

     E. Merger on Consolidation. The merger or consolidation of Client.

     6. Restrictive Covenants: Non-Circumvention:

     6.1 Covenant of Nondisclosure of Confidential Information.

     (a) Both Client and Consultant acknowledge that the confidential proprietary information, including but not limited to customer lists, financial information, contacts, customer policies, intellectual property and production processes used in each party's business is secret, confidential, unique, and valuable and that it was developed by that party over a long period of time, at great cost, and that disclosure of any item of confidential proprietary information to anyone other than either party's officers, agents or authorized employees will cause irreparable injury. Consultant will not disclose to any person or entity not authorized in writing by Client, directly or indirectly, any of Client's confidential proprietary information and Client will not disclose to any person or entity not authorized in writing by Consultant, directly or indirectly, any of Consultant's confidential proprietary information. This covenant will survive the termination of this Agreement.

     (b) Notwithstanding the foregoing, either party may disclose confidential information of the other party if required to do so by (i) subpoena, which has not been quashed as provided in Paragraph 6.2(c); (ii) order of any court or governmental authority (from which no further appeal may be taken as provided in Paragraph 6.2; or (iii) if in the reasonable opinion of the disclosing party's counsel, failure or refusal to disclose the confidential information would result in criminal or civil penalties.

     (c) The disclosing party shall, prior to disclosing any confidential information as set forth in Paragraph 6.2 (b), afford the other party the reasonable opportunity to (i) quash the subpoena or (ii) appeal the order, requiring the disclosure of the confidential information, as the case may be.

     6.2 In the event of a breach of any of the provisions of this Paragraph 6 by either party, in addition to all other remedies as allowed by law, the other party shall be entitled to an accounting and payment of all profits realized as a result of any such violation, consequential damages and in addition, as a matter of right, to injunctive relief in any court of competent jurisdiction, all of which remedies the injured party shall be entitled to pursue simultaneously and cumulatively.

     7. Best Efforts Basis.

     Consultant agrees that he will at all times faithfully and to the best of his experience, ability and talents, perform all the duties that may be required of and from Consultant, pursuant to the terms of this Agreement. Consultant does not guarantee that his efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant's efforts. Client understands and acknowledges that the success or failure of Consultant's efforts will be predicated on Client's assets and operating results.

     8. Client's Rights to Approve Transactions.

     Client expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves Client. Consultant and Client agree that consultant is not authorized to enter into agreements on behalf of Client.

     9.  Client  Under  No  Duty  or  Obligation  to  Accept  or  Close  on  any
Transactions.

     It is mutually understood and agreed that Client is not obligated to accept or close any promotional proposal, acquisition, or merger transactions submitted by Consultant.

     10. Costs and Expenses.

     Consultant shall be responsible for all out-of-pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that Consultant may incur in performing Consulting Services under this Agreement. However, such costs shall be reimbursed to Consultant if approved in writing by Client within thirty (30) days from the date that the Consultant submits approved expense report to Client.

     11. Work Stoppage or Early Termination.

     Notwithstanding anything to the contrary contained herein, Client shall have the right to direct the work to be performed by Consultant hereunder on any matter. In addition, Client shall have the right, at any time, to direct Consultant to cease work or abandon its efforts on Client's behalf, and to refrain from commencing any new work or providing any further Consulting Services hereunder. If at any time Client directs Consultant to stop work, Consultant shall retain all rights to exercise any remaining Option Shares which have then been issued.

     12. Non-exclusive Services.

     Client acknowledges that Consultant is currently providing services of dissimilar nature to other parties and Client agrees that Consultant is prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity. Consultant will advise Client of its position with respect to any activity, employment, business arrangement, or potential conflict of interest, which may be relevant to this Agreement. Client shall solely determine that Consultant is devoting a reasonable amount of time to Client to meet Client's consulting services.

     13. All Prior Agreements Terminated.

     This Agreement constitutes the entire understanding of the parties with respect to the engagement of Consultant, and all prior agreement with respect thereto are hereby terminated and shall be of no force or effect.

     14. Representations and Warranties of Client.

     Client hereby represents and warrants to Consultant that:

     A. Corporate Existence. Client is a corporation duly organized and validly existing, under the laws of the State of New York, with corporate power to own property and carry on its business as it is now being conducted

     B. Financial Statements. Juniper has or will cause to be delivered, concurrent with the execution of this Agreement, copies of the most recent Form 10-KSB, and all subsequent 10-QSBS, which accurately set forth the financial condition of Client as of the respective dates of such documents.

     C. No Conflict. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree, or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

     15. Representations and Warranties of Consultant.

     A. Information. No representation or warranty contained herein, nor a statement in any document, certificate or schedule furnished or to be furnished, pursuant to this Agreement by Consultant, or in connection with the transaction contemplated hereby, contains or contained any untrue statement of material fact.

     B. Inside Information Securities Laws Violations. In the course of the performance of his duties, consultant may become aware of information which may considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that his use of such information to purchase or sell securities of client, or its affiliates, or to transmit such information to any other party with a view to buy, sell, or otherwise deal in Client's securities, is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Options.

     C. No Restrictions. There is no pending or threatened suit, action, or legal, administrative arbitration or other proceeding of claim by any governmental agency, whether federal, state, local or foreign, against the Consultant or any individual or entity which the Consultant controls, is controlled by, or is under common control with, which adversely, or might adversely, effect the (i) Consultant's ability to provide the services set forth herein; or (ii) the Company.

     The Consultant's performance of the services hereunder is not in violation of any law, statute or regulation of any governmental authority, whether federal, state, local or foreign, or any of the terms, conditions, or provisions of any judgement, order, injunction, decree or ruling of any court or governmental authority, whether federal, state, local or foreign.

     The Consultant has all requisite licenses, authorizations and consents, if any, necessary to perform the services hereunder.

     D. Reliance Upon Representations. The information provided pursuant to this Agreement may be relied upon by Client, as true and correct as of the date of delivery of any shares received by Consultant through executions of options hereunder.

     (a) By reason of Consultant's knowledge and experience of financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits of this transaction and in bearing the economic risks of an investment in the shares and the Company in general and fully understand the speculative nature of such securities and the possibility of such loss;

     (b) Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued hereby and reserved for issuance pursuant hereto, and to obtain any additional information which Client possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished; and

     (c) Consultant has been furnished with a copy of Juniper's most recent Annual Report on Form 10-KSB and all reports or documents required to be filed under Sections 13(a), 14(a) and 15(d) of the Securities and Exchange Act of
1933, as amended, including but not limited to, quarterly reports on Form 10-QSB; and, in addition, that Consultant has been furnished with a brief description of Juniper's capital structure and any material changes in Juniper's affairs that may not have been disclosed in the Disclosure Documents.

     16. Consultant is Not an Agent or Employee.

     Consultant's obligations under this Agreement consist solely of the Consulting Services described herein. In no event shall Consultant be considered as the employee or agent of Client or otherwise represent or bind Client. For purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect to acts of Client or its affiliates, whether or not made pursuant to, or in reliance on, information or advice furnished by Consultant hereunder, shall be those of Client or such affiliates, and consultant shall under no circumstances be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.

     17. Miscellaneous.

     A. Authority. The execution and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the parties hereto.

     B. Amendment. This Agreement may be amended or modified at any time and in any manner, but only by an instrument in writing executed by the parties hereto.

     C. Waiver. All the rights and remedies of either party under this Agreement are cumulative and are not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act of occurrence.

     D. Assignment:

     ( i) Neither party to this Agreement shall assign any right created by it without the prior written consent of the other;

     (ii) Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their successors, any rights or remedies under this Agreement.

     E. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail postage prepaid, or when deposited with a public telegraph company for transmittal or when sent by facsimile transmission, charges prepared, provided that the communication is addressed:

     ( i) In the case of the Consultant to:

                           Jeffrey Mann
                           1929 Wingfield Drive
                           Longwood, FL   32779

                           Telephone: (407) 805-0315
                           Fax: (407) 977-8726


     (ii) In the case of Client to:

                           Juniper Medical Systems, Inc.
                           111 Great Neck Road
                           Suite 604
                           Great Neck, NY  11021

                           Telephone:  (516) 829-4670
                           Facsimile:   (516) 829-4691

     or to such other person or address designated by the parties to receive notice.

     F. Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

     G. Entire Agreement. This instrument and the exhibits to this instrument contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts, but the aggregate of the counterparts together constitute only one and the same instrument.

     H. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if its never contained any such invalid, illegal or unenforceable provisions.

     I. Controlling Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of New York, County of Nassau, the state in which this Agreement is being executed.

     J. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fees from the other party. The attorney's fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action brought for determining attorney's fees.

     K. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve this purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

     L. Further Actions. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     M. Indemnification. Client and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorney's fees and expenses asserted against or imposed or incurred by either party by reason of, or resulting from, a breach of any representation, warranty, covenant, condition or agreement of the other party to this Agreement.

     N. No Third Part Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

     O. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein above written.


CONSULTANT:


____________________________________
Jeffrey Mann


CLIENT:

JUNIPER MEDICAL SYSTEMS,  INC.


By:_____________________________
    Vlado P.  Hreljanovic, Chairman of the Board, CEO & President

                                                            Exhibit 4.2





                              CONSULTING AGREEMENT


     This Consulting Agreement is made effective this 1st day of January, 1998, by and between Terry S. Klein ("Consultant"), an individual located at 500 East 77th Street, New York, New York 10162, and JUNIPER GROUP, INC. ("Client"), a Nevada corporation, with offices at: 111 Great Neck Road, Suite 604, Great Neck 11021.


                                    PREMISES

     A. Client is engaged in the business of securing the services of healthcare professionals, hospitals and medical provider networks in various healthcare disciplines through its various subsidiaries and affiliated companies.

     B. Consultant is engaged in the business of securing physician practices, MSOs and hospitals to utilize Client's ancillary services and managed care revenue enhancement products and services.

     C. Client desires to retain Consultant to perform these services and to compensate Consultant for these services by issuing Consultant options to purchase shares of the Client's common stock.


                                    AGREEMENT


     NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

         1.       Engagement of Consultant

          Client hereby retains Consultant to perform the following services:

     A. To market Client's revenue enhancement products and ancillary services to physician practices management organizations, MSOs, hospitals and stand alone physician practices.

         2.       Compensation.

     A.   As  compensation  for  the  Consulting  Services,   Client  shall  pay
          Consultant :

          ( i) Client shall pay Consultant monthly compensation of $3,750 for the term of this Agreement, which can be paid in cash or Juniper's Common Stock.

          ( ii) Client shall pay Consultant monthly, after the Consultant has rendered the Consulting Services for that month, an irrevocable option to purchase up to three thousand seven hundred ($3,750) dollars in value of Juniper's Common Stock, par value $0.001 per share. The number of shares issued in each monthly option shall be determined by dividing $3,750 by the average 30 day trading price immediately preceding the issuance of the option. The term of this option to purchase shares of Juniper's Common Stock shall be in full force for a period of five (5) years from the date of this Agreement. If termination occurs for any reason,
               Consultant's option remains in effect through last date of service.

          (iii)Consultant shall receive a ten (10%) percent commission fee of all cash collected which is directly derived from the sales efforts made by Consultant. However, this ten (10%) percent fee shall only be available to Consultant after Client recoups all its initial monthly compensation of fees paid to date to Consultant which shall accrue.

     B. Consultant shall exercise options by delivering the option price, along with the executed Investment Letter annexed hereto as Exhibit A to Client. Consultant will release such funds due him to Client upon execution of the Investment Letter and Juniper shall make delivery of Certificates representing the number of shares of common stock exercised.

     C. The granting of the share purchase rights are being made pursuant to a resolution adopted by the Board of Directors of Juniper on even date herewith, which specified that Consultant is to receive the rights to purchase shares in the manner set forth herein.

     D. Juniper shall make immediate delivery of such shares, upon full payment and receipt of a duly executed investment representation letter, provided that if any law or regulation requires Juniper to take any action with respect to the shares specified in such notice before the issuance hereof. The date of such delivery of such shares shall be extended for the period necessary to take such action.

     E. The parties hereto acknowledge that the issuance of Juniper's shares upon the exercise of the share purchase rights hereunder is being made without registration under the Securities Act of 1933, as amended, (the "Securities Act"), or any other state or federal law, that the shares issued upon exercise of the Investment Letter will therefore be "restricted Securities" within the meaning of the Securities Act and Rule 144 promulgated under the Securities Act. All certificates representing the shares issued pursuant to this Agreement, any and all certificates issued in replacement thereof or in exchange therefore, shall bear a legend, in substantially the following form, which Consultant has read and understands:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF JUNIPER.

         3.       Person Entitled to Exercise.

     The Option can only be exercised by Consultant, Consultants beneficiary or Consultant's estate, and neither this nor any rights hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution. Neither this Option, nor any right hereunder, shall be subject to lien, attachment, execution, or similar process. In the event of any alienation, pledge, or hypothecation, of any other transfer of this Option, or any right hereunder, or in the event of any levy, attachment, execution or similar process, this Option and all rights granted hereunder shall immediately null and void.

         4.       Term of Agreement, Extensions and Renewals.

     This Agreement shall have an initial term of twelve (12) months (the "Term of Agreement") from the date hereon, and shall terminate on December 31, 1998.

         5.       Termination of Agreement by the Client.

     Despite anything to the contrary contained in this Agreement hereunder, Client may terminate this Agreement if any of the following events occur. In the event of such termination, Consultant may exercise any options which have issued for services already rendered, but Consultant is not entitled to any portion of the options which would have been issued for services which had not been performed prior to this termination.

     A. Failure to Follow Instructions. Client can terminate this Agreement in the event Consultant fails to follow Client's instructions. Client must advise Consultant that his actions or inactions are unacceptable and give Consultant a reasonable time to comply. If Consultant fails to comply, or a later time makes the same unacceptable action or inaction, he may be terminated hereunder by Client's service of "Notice of Termination" to Consultant.

     B. Breach of Consultant's Duties. Client can terminate this Agreement if in the sole judgment of the ChiefExecutive Officer, Consultant's actions or conduct would make it unreasonable to require Client to retain Consultant.

     C. Sale of Client's Assets. The sale of substantially all of Client's assets to a single purchaser or group of associated partners.

     D. Termination of Client's Business. Client's bona fide decision to terminate its business and liquidate its assets.

     E.   Merger on Consolidation. The merger or consolidation of Client.

         6.        Restrictive Covenants: Non-Circumvention:

         6.1      Covenant of Nondisclosure of Confidential Information.

          (a) Both Client and Consultant acknowledge that the confidential proprietary information, including but not limited to customer lists, financial information, contacts, customer policies, intellectual property and production processes used in each party's business is secret, confidential, unique, and valuable and that it was developed by that party over a long period of time, at great cost, and that disclosure of any item of confidential proprietary information to anyone other than either party's officers, agents or authorized employees will cause irreparable injury. Consultant will not disclose to any person or entity not authorized in writing by Client, directly or indirectly, any of Client's confidential proprietary information and Client will not disclose to any person or entity not authorized in writing by Consultant, directly or indirectly, any of Consultant's confidential proprietary information. This covenant will survive the termination of this Agreement.

          (b) Notwithstanding the foregoing, either party may disclose confidential information of the other party if required to do so by (i) subpoena, which has not been quashed as provided in Paragraph 6.2(c); (ii) order of any court or governmental authority (from which no further appeal may be taken as provided in Paragraph 6.2; or (iii) if in the reasonable opinion of the disclosing party's counsel, failure or refusal to disclose the confidential information would result in criminal or civil penalties.

          (c) The disclosing party shall, prior to disclosing any confidential information as set forth in Paragraph 6.2 (b), afford the other party the reasonable opportunity to (i) quash the subpoena or (ii) appeal the order, requiring the disclosure of the confidential information, as the case may be.

          6.2 In the event of a breach of any of the provisions of this Paragraph 6 by either party, in addition to all other remedies as allowed by law, the other party shall be entitled to an accounting and payment of all profits realized as a result of any such violation, consequential damages and in addition, as a matter of right, to injunctive relief in any court of competent jurisdiction, all of which remedies the injured party shall be entitled to pursue simultaneously and cumulatively.

         7.       Best Efforts Basis.

     Consultant agrees that he will at all times faithfully and to the best of his experience, ability and talents, perform all the duties that may be required of and from Consultant, pursuant to the terms of this Agreement. Consultant does not guarantee that his efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant's efforts. Client understands and acknowledges that the success or failure of Consultant's efforts will be predicated on Client's assets and operating results.

         8.       Client's Rights to Approve Transactions.

     Client expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves Client. Consultant and Client agree that consultant is not authorized to enter into agreements on behalf of Client.

     9.   Client  Under  No  Duty  or  Obligation  to  Accept  or  Close  on any
          Transactions.

     It is mutually understood and agreed that Client is not obligated to accept or close any promotional proposal, acquisition, or merger transactions submitted by Consultant.

         10.      Costs and Expenses.

     Consultant shall be responsible for all out-of-pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that Consultant may incur in performing Consulting Services under this Agreement. However, such costs shall be reimbursed to Consultant if approved in writing by Client within thirty (30) days from the date that the Consultant submits approved expense report to Client.

         11.      Work Stoppage or Early Termination.

     Notwithstanding anything to the contrary contained herein, Client shall have the right to direct the work to be performed by Consultant hereunder on any matter. In addition, Client shall have the right, at any time, to direct Consultant to cease work or abandon its efforts on Client's behalf, and to refrain from commencing any new work or providing any further Consulting Services hereunder. If at any time Client directs Consultant to stop work, Consultant shall retain all rights to exercise any remaining Option Shares which have then been issued. 12. Non-exclusive Services.

     Client acknowledges that Consultant is currently providing services of dissimilar nature to other parties and Client agrees that Consultant is prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity. Consultant will advise Client of its position with respect to any activity, employment, business arrangement, or potential conflict of interest, which may be relevant to this Agreement. Client shall solely determine that Consultant is devoting a reasonable amount of time to Client to meet Client's consulting services.

         13.      All Prior Agreements Terminated.

     This Agreement constitutes the entire understanding of the parties with respect to the engagement of Consultant, and all prior agreement with respect thereto are hereby terminated and shall be of no force or effect.

         14.      Representations and Warranties of Client.

         Client hereby represents and warrants to Consultant that:

          A. Corporate Existence. Client is a corporation duly organized and validly existing, under the laws of the State of New York, with corporate power to own property and carry on its business as it is now being conducted.

          B. Financial Statements. Juniper has or will cause to be delivered, concurrent with the execution of this Agreement, copies of the most recent Form 10-KSB, and all subsequent 10-QSBS, which accurately set forth the financial condition of Client as of the respective dates of such documents.

          C. No Conflict. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree, or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

         15.      Representations and Warranties of Consultant.

          A. Information. No representation or warranty contained herein, nor a statement in any document, certificate or schedule furnished or to be furnished, pursuant to this Agreement by Consultant, or in connection with the transaction contemplated hereby, contains or contained any untrue statement of material fact.

          B. Inside Information Securities Laws Violations. In the course of the performance of his duties, consultant may become aware of information which may considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that his use of such information to purchase or sell securities of client, or its affiliates, or to transmit such information to any other party with a view to buy, sell, or otherwise deal in Client's securities, is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Options.

          C. No Restrictions. There is no pending or threatened suit, action, or legal, administrative arbitration or other proceeding of claim by any governmental agency, whether federal, state, local or foreign, against the Consultant or any individual or entity which the Consultant controls, is controlled by, or is under common control with, which adversely, or might adversely, effect the (i) Consultant's ability to provide the services set forth herein; or (ii) the Company.

          The Consultant's performance of the services hereunder is not in violation of any law, statute or regulation of any governmental authority, whether federal, state, local or foreign, or any of the terms, conditions, or provisions of any judgement, order, injunction, decree or ruling of any court or governmental authority, whether federal, state, local or foreign.

          The  Consultant  has  all  requisite   licenses,   authorizations  and
     consents, if any, necessary to perform the services hereunder.

          D. Reliance Upon Representations. The information provided pursuant to this Agreement may be relied upon by Client, as true and correct as of the date of delivery of any shares received by Consultant through executions of options hereunder.

               (a)  By  reason  of  Consultant's  knowledge  and  experience  of financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits of this transaction and in bearing the economic risks of an investment in the shares and the Company in general and fully understand the speculative nature of such securities and the possibility of such loss;

               (b) Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued hereby and reserved for issuance pursuant hereto, and to obtain any additional information which Client possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished; and

               (c) Consultant has been furnished with a copy of Juniper's most recent Annual Report on Form 10-KSB and all reports or documents required to be filed under Sections 13(a), 14(a) and 15(d) of the Securities and Exchange Act of 1933, as amended, including but not limited to, quarterly reports on Form 10-QSB; and, in addition, that Consultant has been furnished with a brief description of Juniper's capital structure and any material changes in Juniper's affairs that may not have been disclosed in the Disclosure Documents.

         16.      Consultant is Not an Agent or Employee.

     Consultant's obligations under this Agreement consist solely of the Consulting Services described herein. In no event shall Consultant be considered as the employee or agent of Client or otherwise represent or bind Client. For purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect to acts of Client or its affiliates, whether or not made pursuant to, or in reliance on, information or advice furnished by Consultant hereunder, shall be those of Client or such affiliates, and consultant shall under no circumstances be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.

         17.      Miscellaneous.

          A. Authority. The execution and performance of this Agreement has been
     duly  authorized  by  all  requisite   corporate  action.   This  Agreement
     constitutes a valid and binding obligation of the parties hereto.

          B. Amendment. This Agreement may be amended or modified at any time and in any manner, but only by an instrument in writing executed by the parties hereto.

          C. Waiver. All the rights and remedies of either party under this Agreement are cumulative and are not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act of occurrence.

         D.       Assignment:

                    ( i) Neither party to this Agreement  shall assign any right created by it without the prior written consent of the other;

                    (ii) Nothing in this  Agreement,  expressed  or implied,  is intended to confer upon any person, other than the parties and their successors, any rights or remedies under this Agreement.

         E. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail postage prepaid, or when deposited with a public telegraph company for transmittal or when sent by facsimile transmission, charges prepared, provided that the communication is addressed:

                  ( i)     In the case of the Consultant to:

                           Terry S. Klein
                           500 East 77th Street
                           New York, New York  10162

                  (ii)     In the case of Client to:

                           Juniper Group, Inc.
                           111 Great Neck Road
                           Suite 604
                           Great Neck, NY  11021

          or to such other person or address designated by the parties to receive notice.

          F. Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

          G. Entire Agreement. This instrument and the exhibits to this instrument contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts, but the aggregate of the counterparts together constitute only one and the same instrument.

          H. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if its never contained any such invalid, illegal or unenforceable provisions.

          I. Controlling Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of New York, County of Nassau, the state in which this Agreement is being executed.

          J. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fees from the other party. The attorney's fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action brought for determining attorney's fees.

          K. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve this purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

          L. Further Actions. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

          M. Indemnification. Client and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorney's fees and expenses asserted against or imposed or incurred by either party by reason of, or resulting from, a breach of any representation, warranty, covenant, condition or agreement of the other party to this Agreement.

          N. No Third Part Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

          O. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein above written.


CONSULTANT:                                 CLIENT:

TERRY S. KLEIN                              JUNIPER GROUP, INC.



/s/                                         /s/
-------------------------                   ------------------------
                                            Vlado P. Hreljanovic
                                            Chairman of the Board
                                            CEO & President

                                                           Exhibit 5.1
                                                           -----------



October 6, 1998



Juniper Group, Inc.
111 Great Neck Road
Great Neck, NY 11021

Re: Registration Statement on Form S-8 Relating to 165,000 Shares of Common Stock, Par Value $. 001 Per Share, of Juniper Group, Inc. Issuable under an Agreement for Consulting Services.

Gentlemen:

     We are counsel to Juniper Group, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 165,000 shares (the "Shares") of the Company's common stock, par value $. 001 per share (the "Common Stock"), issuable upon the exercise of options granted pursuant to an Agreement for Consulting Services.

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Plan, resolutions of the Board of Directors of the Company relating to the issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law, as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, We have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued upon exercise of any options granted hereunder have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the Plan and certificates therefore have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 or 11 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,



                                                  Snow Becker Krauss

                                                              EXHIBIT 23.2
                                                              ------------




                             GOLDSTEIN & GANZ, P.C.
                          Certified Public Accountants
                          98 Cuttermill Road, Suite 352
                           Great Neck, New York 11021












Board of Directors
Juniper Group, Inc.
111 Great Neck Road
Suite 604
Great Neck, New York  11021


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, dated October 6, 1998, of Juniper Group, Inc. of our report dated March 30, 1998, appearing on Page F-2 of Form 10-KSB for the fiscal year ended December 31, 1997.


     This consent is in connection with the Registration Statement under the Securities Act of 1933, as amended, of 165,000 shares of Common Stock. par value $.001 per share, of Juniper Group, Inc., issuable under two agreements for consulting services.


                                             GOLDSTEIN & GANZ, P.C.





Great Neck, New York
October 6, 1998